Exhibit 10.3

AMENDMENT TO CONVERTIBLE DEBENTURE

This AMENDMENT TO CONVERTIBLE DEBENTURE (this “Amendment”) dated as of August 8, 2023, by and between Rubicon Technologies, Inc. (the “Company”) and the investor signatory hereto (the “Holder”). Each of the Company and the Holder shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Securities Purchase Agreement dated as of November 30, 2022, executed by and among the Company and the investors party thereto, the Company issued to the Holder Convertible Debenture (Debenture Number: RBT-2), dated as of February 3, 2023 (the “Convertible Debenture”) in an aggregate principal amount of $10 million which is convertible into shares of the Company’s Class A common stock, par value $0.0001. The Securities Purchase Agreement contained customary representations, warranties, and covenants for the sale and purchase of the Convertible Debenture.

WHEREAS, the Parties desire to amend the Convertible Debenture pursuant to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agree with the others as follows:

1. Amendments. The Convertible Debenture shall be amended as shown in Exhibit A hereto, including as follows:

(a)	Section 1(a) of the Convertible Debenture is hereby amended and restated in its entirety as follows:

“Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Debenture. The “Maturity Date” shall be December 1, 2026, as may be extended at the option of the Holder. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.”

(b)	Section 4(a)(ii) of the Convertible Debenture is hereby amended and restated in its entirety as follows:

““Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, the lower of (i) $1.50 (the “Fixed Conversion Price”), or (ii) 90% of the lowest daily VWAP during the seven consecutive Trading Days immediately preceding the Conversion Date (the “Variable Conversion Price”), but not lower than the Floor Price. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.”

(c)	Section 4(c)(i) “Beneficial Ownership” shall be deleted in its entirety.

(d)	Section 4(c)(i)(a) “Principal Market Limitation” is hereby amended and restated in its entirety as follows:

“Principal Market Limitation. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue any shares of Common Stock pursuant to the this Debenture or the Other Debentures if the issuance of such shares of Common Stock, together with any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number of shares of Voting Stock that the Company may issue in this transaction in compliance with the Company’s obligations under the rules or regulations of the New York Stock Exchange (“NYSE”) (the number of shares which may be issued without violating such rules and regulations is 58,376,773 and shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of NYSE for issuances of shares of Common Stock in excess of such amount or (B) concludes, after consultation with outside counsel to the Company that such approval is not required, which conclusion shall be reasonably satisfactory to the Buyers. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.”

(e)	Section 4(c)(ii) “Other Conversion Limitations” shall be deleted in its entirety.

(f)	Section 14(l) “Pre-Paid Warrant” shall be deleted in its entirety.

2. Full Force and Effect. Except as herein amended, the Convertible Debenture shall remain in full force and effect.

3. Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

4. Counterparts. This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5. Headings. The headings of Articles and Sections in this Amendment are provided for convenience only and will not affect its construction or interpretation.

6. Waiver. Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

7. Severability. The invalidity or unenforceability of any provisions of this Amendment pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Amendment shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Amendment shall remain in full force and effect. If the Amendment may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

8. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Amendment shall be resolved exclusively in the competent federal or state court sitting in the State of Delaware, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Convertible Debenture to be duly executed as of the day and year first above written.

COMPANY:

RUBICON TECHNOLOGIES, INC.

By:
Name:	Kevin Schubert
Title:	Chief Financial Officer, President and Secretary

HOLDER:

3

Exhibit A

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

RUBICON TECHNOLOGIES, INC.

Convertible Debenture

Principal Amount: $2,820,000

Debenture Issuance Date: February 3, 2023

Debenture Number: RBT-2

FOR VALUE RECEIVED, RUBICON TECHNOLOGIES, INC. (formerly Founder SPAC), a Delaware corporation (the “Company”), hereby promises to pay to the order of the holders or their registered assigns, listed hereto on Exhibit II, (collectively, “Holder”) the amount set out above as the principal amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Debenture Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Debenture (including all debentures issued in exchange, transfer or replacement hereof, this “Debenture”) was originally issued pursuant to the Securities Purchase Agreement dated as of November 30, 2022, as amended (the “Securities Purchase Agreement”) between the Company and the Buyers listed on the Schedule of Buyers attached thereto. Certain capitalized terms used herein are defined in Section 14.

(1) GENERAL TERMS

(a) Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Debenture. The “Maturity Date” shall be December 1, 2026, as may be extended at the option of the Holder. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

(b) Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 4% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 15% (i) upon the occurrence and during the continuance of any Event of Default or (ii) for so long as any Registration Event remains in effect. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(2) PAYMENTS.

(a) Monthly Payments. If, any time after the Issuance Date set forth above, and from time to time thereafter, (i) the daily VWAP is less than the Floor Price for five Trading Days during a period of seven consecutive Trading Days (a “Floor Price Trigger”), or (ii) the Company has issued in excess of 95% of the Common Stock available under the Exchange Cap (an “Exchange Cap Trigger”) (the last such day of each such occurrence, a “Triggering Date”), then the Company shall make monthly payments beginning on the 20th Trading Day after the Triggering Date and continuing on the same day of each successive calendar month. Each monthly payment shall be in an amount equal to the sum of (i) $3,000,000 in the aggregate among this Debenture and all Other Debentures of Principal (or the outstanding Principal if less than such amount) (the “Triggered Principal Amount”), (ii) the applicable Redemption Premium (as defined below) in respect of such Triggered Principal Amount, and (iii) accrued and unpaid interest hereunder as of each payment date. Notwithstanding the foregoing, each Triggered Principal Amount shall be reduced by any Principal and/or accrued and unpaid interest converted by the Holder in the 30 days prior to such monthly prepayment date. The obligation of the Company to make monthly prepayments hereunder shall cease (with respect to any payment that has not yet come due) if any time after the Triggering Date (A) the daily VWAP is greater than the 110% of the Floor Price a period of 5 consecutive Trading Days in the event of a Floor Price Trigger, (B) the date the Company has obtained stockholder approval to increase the number of Common Stock under the Exchange Cap and/ or the Exchange Cap no longer applies, in the event of an Exchange Cap Trigger, unless a subsequent Triggering Date occurs.

(b) Early Redemption. The Company at its option shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Debenture as described in this Section; provided that (i) the VWAP of the Common Stock is less than the Fixed Conversion Price on the Trading Day immediately preceding the date of the Redemption Notice and (ii) the Company provides the Holder with at least 10 Business Days’ prior written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Convertible Debentures to be redeemed and the applicable Redemption Premium. The “Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company, plus the applicable Redemption Premium, plus all accrued and unpaid interest. After receipt of the Redemption Notice, the Holder shall have 10 Business Days to elect to convert all or any portion of Convertible Debentures. On the 11th Business Day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions effected during the 10 Business Day period.

(c) Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(3) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) the Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Debenture or any Transaction Documents within five (5) Business Days after such payment is due;

(ii) The Company or any Subsidiary of the Company shall commence, or there shall be commenced against the Company or any Subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; or the Company or any Subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; or the Company or any Subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii) The Company or any Subsidiary of the Company shall default in any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary of the Company in an amount exceeding $1,000,000, whether such indebtedness now exists or shall hereafter be created and such default is not cured within the time prescribed by the documents governing such indebtedness or if no time is prescribed within ten (10) Business Days;

(iv) The Common Stock shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of ten (10) consecutive Trading Days;

(v) The Company or any Subsidiary of the Company shall be a party to any Change of Control Transaction (as defined in Section (14)) unless in connection with such Change of Control Transaction this Debenture is treated, at the option of the Holder, as specified in clause (A), (B) or (C) of Section (5)(d);

(vi) the Company’s (A) failure to deliver the required number of shares of Common Stock to the Holder within two (2) Trading Days after the applicable Delivery Date or (B) notice, written or oral, to any holder of the Debentures, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debentures into shares of Common Stock that is tendered in accordance with the provisions of the Debentures, other than pursuant to Section (4)(c);

(vii) The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five (5) Business Days after such payment is due;

(viii) The Company shall fail to observe or perform any other material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be covered by Section (3)(a)(i) through (3)(a)(ix) hereof) or any Transaction Documents (as defined in Section (14)) which is not cured or remedied within the time prescribed or if no time is prescribed within ten (10) Business Days.

(ix) any Event of Default (as defined in the Other Debentures) occurs with respect to any Other Debentures.

(b) During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and is continuing, the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election, immediately due and payable in cash. Furthermore, in addition to any other remedies, to the extent that this Debenture remains outstanding following an Event of Default or the Maturity Date, the Holder shall continue to have the right (but not the obligation) to convert this Debenture (subject to the beneficial ownership limitations set out in Section (4)(c)) at any time after (x) an Event of Default (provided that such Event of Default is continuing) or (y) the Maturity Date at the Conversion Price The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(4) CONVERSION OF DEBENTURE. This Debenture shall be convertible into shares of the Company’s Common Stock, on the terms and conditions set forth in this Section (4).

(a) Conversion Right. Subject to the limitations of Section (4)(c), at any time or times on or after the Issuance Date and so long as this Debenture remains outstanding, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section (4)(b), at the Conversion Rate (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section (4)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All calculations under this Section (4) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share if such fractional share is greater than one-half, and down to the nearest whole share if such fractional is less than one-half. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(i) “Conversion Amount” means the portion of the Principal and accrued Interest to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, the lower of (i) $1.50 (the “Fixed Conversion Price”), or (ii) 90% of the lowest daily VWAP during the seven consecutive Trading Days immediately preceding the Conversion Date (the “Variable Conversion Price”), but not lower than the Floor Price. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.

(b) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) unless not required by Section (4)(b)(iii), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates or book entry positions of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if restrictive legends are required to be placed on certificates or book entry positions of Common Stock, issue and deliver to the address as specified in the Conversion Notice, a certificate or book- entry position, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(ii) Company’s Failure to Timely Convert. If within three (3) Trading Days after the Company’s receipt of an email copy of a Conversion Notice the Company shall fail to issue and deliver a certificate or book entry position to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or book entry position (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates or book entry position representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the Conversion Date.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.

(c) Limitations on Conversions.

(i) [RESERVED]

(a) Principal Market Limitation. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue any shares of Common Stock pursuant to the this Debenture or the Other Debentures if the issuance of such shares of Common Stock, together with any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number of shares of Voting Stock that the Company may issue in this transaction in compliance with the Company’s obligations under the rules or regulations of the New York Stock Exchange (“NYSE”) (the number of shares which may be issued without violating such rules and regulations is 58,376,773 and shall be referred to as the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of NYSE for issuances of shares of Common Stock in excess of such amount or (B) concludes, after consultation with outside counsel to the Company that such approval is not required, which conclusion shall be reasonably satisfactory to the Buyers. The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

(ii) [RESERVED]

(d) Other Provisions.

(i) [RESERVED]

(ii) All calculations under this Section (4) shall be rounded to the nearest $0.0001 or whole share.

(iii) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding Principal amount of this Debenture and interest hereunder; and within five (5) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of Underlying Shares is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Shares Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Shares Registration Statement.

(iv) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section (3) herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v) Legal Opinions. The Company is obligated to use commercially reasonable efforts to cause its legal counsel to deliver legal opinions to the Company’s transfer agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Underlying Shares may bear legends restricting the transfer thereof. To the extent that are not provided (either timely or at all), then, in addition to being an Event of Default hereunder, the Company agrees to reimburse the Holder for all reasonable costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with sale or transfer of Underlying Shares of Common Stock. The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness.

(5) Adjustments to Conversion Price

(a) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Fixed Conversion Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”) that is not a Change of Control Event, the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, as determined by the Company in its reasonable discretion, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders and the Company. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

(c) Whenever the Conversion Price is adjusted pursuant to Section (5) hereof, the Company shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(d) In case of any (Change of Control Transaction, a Holder shall have the right as of the effective date of such Change of Control Transaction to (A) receive payment in cash of 100% of the Principal balance outstanding plus all accrued but unpaid Interest to, but excluding, the date of payment (which shall be the date of effectiveness of such Change of Control Transaction), (B) convert the aggregate amount of this Debenture then outstanding and any accrued but unpaid Interest, to but excluding the date of the Change of Control Transaction, into the same amount of shares of stock and other securities, cash and property as the shares of Common Stock into which such aggregate Principal amount of this Debenture and accrued but unpaid Interest to, but excluding the date of the Change of Control Transaction, could have been converted immediately prior to such Change of Control Transaction would have been entitled, or (C) in the case of a Change of Control Transaction that is a merger or consolidation into a company that has a class of common equity securities listed on the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market, require the surviving entity to issue to the Holder a convertible Debenture with a Principal amount equal to the aggregate Principal amount of this Debenture then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debentures were issued. In the case of clause (C), the newly issued convertible Debenture would be convertible into such amount of securities, cash and property as the shares of Common Stock into which such aggregate Principal amount of this Debenture and accrued but unpaid Interest to, but excluding the date of the Change of Control Transaction, could have been converted immediately prior to such Change of Control Transaction. The terms of any such Change of Control Transaction shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(6) REISSUANCE OF THIS DEBENTURE.

(a) Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section (6)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section (6)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section (4)(b)(iii) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

(b) Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section (6)(d)) representing the outstanding Principal.

(c) Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section (6)(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 5(6)(a) or Section 5(6)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(7) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	RUBICON TECHNOLOGIES, INC.
335 Madison Avenue, 4th Floor
New York, NY 10017
Attention: Philip Rodoni
Email: phil.rodoni@rubicon.com

with a copy (which shall not constitute notice) to:	Winston & Strawn LLP
800 Capitol Street, Suite 2400
Houston, TX 77002-2925
Attention: Michael J. Blankenship
Tel: 713-651-2925

If to the Holder:

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(8) Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities; or (iii) enter into any agreement with respect to any of the foregoing.

(9) This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

(10) This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. Each of the parties consents to the jurisdiction of the Supreme Court of the State of New York located in the City of New York, Borough of Manhattan, and the U.S. District Court for the Southern District of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

(11) If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(12) Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(13) If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(14) CERTAIN DEFINITIONS. For purposes of this Debenture, the following terms shall have the following meanings:

(a) “Bloomberg” means Bloomberg Financial Markets.

(b) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(c) “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (c) the merger, consolidation or sale of fifty percent (50%) or more of the consolidated assets of the Company and its Subsidiaries in one or a series of related transactions with or into another entity of which the holders a majority of voting securities of the Company immediately prior to the consummation of such transaction do not hold at least a majority of the voting securities of resulting or acquiring entity immediately following such transaction. No transfer to a wholly-owned Subsidiary shall be deemed a Change of Control Transaction under this provision.

(d) “Closing Price” means the price per share in the last reported trade of the Common Stock on a Primary Market or on the exchange which the Common Stock is then listed as quoted by Bloomberg.

(e) “Commission” means the Securities and Exchange Commission.

(f) “Common Stock” means the Class A common stock, par value $0.0001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Floor Price” means $0.25 per share.

(i) “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned Subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

(j) “Other Debentures” means any other debentures issued pursuant to the Securities Purchase Agreement and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.

(k) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(l) [Reserved]

(m) “Primary Market” means any of NYSE, the Nasdaq Global Market, the Nasdaq Global Select Market, or the OTC QB, and any successor to any of the foregoing markets or exchanges.

(n) “Redemption Premium” means (i) 7% of the Principal amount paid pursuant to a monthly payment in accordance with Section 2(a), or (ii) 10% of the Principal amount paid pursuant to an Optional Redemption in accordance with Section 2(b).

(o) “Registration Event” shall mean an Event under Section 2(e) of the Registration Rights Agreement (as defined in the Securities Purchase Agreement).

(p) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(q) “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(r) “Trading Day” means a day on which the shares of Common Stock are quoted or traded on a Primary Market on which the shares of Common Stock are then quoted or listed; provided, that in the event that the shares of Common Stock are not listed or quoted, then Trading Day shall mean a Business Day.

(s) “Transaction Documents” shall have the meaning set forth in the Securities Purchase Agreement.

(t) “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms hereof.

(u) “Underlying Shares Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

(v) “Voting Stock” means the Common Stock and the Class V common stock, par value $0.0001, of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

(w) “VWAP” means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:

RUBICON TECHNOLOGIES, INC.

By:
Name:	Kevin Schubert
Title:	President

EXHIBIT I

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO: RUBICON TECHNOLOGIES, INC.

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Debenture No. RBT-2 into shares of Common Stock of Rubicon Technologies, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Principal Amount to be Converted:

Accrued Interest to be Converted:

Total Conversion Amount to be converted:

Fixed Conversion Price:

Variable Conversion Price:

Applicable Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and deliver them to the following account:

Issue to:

Broker DTC Participant Code:

Account Number

Authorized Signature:

Name:

Title:

I-1